UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2009, Pioneer Drilling Company (the “Company”) selected Mr. Lorne E. Phillips to serve as the Company’s Executive Vice President and Chief Financial Officer and Principal Financial Officer effective the first day of his employment with the Company, which is expected to be February 1, 2009.

Mr. Phillips, 37, most recently served as Vice President & Treasurer of Cameron International Corporation (“Cameron”) since December 2006. Prior to December 2006, Mr. Phillips served as Treasurer of Cameron from July 2005 to December 2006; General Manager, Canadian Operations of Cameron from March 2003 to July 2005; Vice President, Marketing and M&A for Cameron’s Valves & Measurement group from June 2002 to March 2003; and Manager, Business Development for Cameron from July 1999 to June 2002. Mr. Phillips holds a Bachelor of Arts degree from Rice University and an M.B.A. from the Harvard Graduate School of Business Administration. There are no transactions between the Company and Mr. Phillips as reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Phillips’ appointment, the Compensation Committee of the Board of Directors of the Company approved terms of employment for Mr. Phillips and granted Mr. Phillips an option to purchase up to 100,000 shares of the Company’s common stock at a price equal to the closing sales price of the common stock on the NYSE Alternext on the first day of his employment with the Company. Mr. Phillips will receive a base salary of $320,000 per year, with a current target bonus of 50% of base salary and a current maximum bonus of 100% of base salary. Mr. Phillips will also receive a sign-on bonus of $150,000. The terms of Mr. Phillips’ employment are described more fully in the Employment Letter Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 5.02.

Mr. Phillips will also enter into an Indemnification Agreement with the Company, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 8, 2007. In addition, Mr. Phillips will participate in the Company’s Key Executive Severance Plan, a copy of which is filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Letter Agreement, effective January 7, 2009, from Pioneer Drilling Company to Lorne E. Phillips.

99.1	Press release issued by Pioneer Drilling Company on January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer

Date: January 13, 2009

Exhibit Index

Exhibit No.	Document Description
10.1	Employment Letter Agreement, effective January 7, 2009, from Pioneer Drilling Company to Lorne E. Phillips.

99.1	Press release issued by Pioneer Drilling Company on January 14, 2009.